UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 7, 2008, WMS Industries Inc. (“WMS”) issued a press release relating to an increase in the size of its Board of Directors (“Board”) and the appointment of a new independent director.  Effective January 7, 2008, WMS’ Board increased its size from nine to ten members and appointed Mr. Bobby L. Siller to serve on its Board.  Mr. Siller is an independent director that will serve on the Board’s Gaming Compliance Committee and Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Siller and any other persons pursuant to which Mr. Siller was selected as a director.

Mr. Siller, 63, served on the Nevada State Gaming Control Board for eight years from January 1999 until December 31, 2006, and recently completed his required separation time from government office.  Prior to his appointment to the Nevada State Gaming Control Board, he served for 25 years with the Federal Bureau of Investigation (FBI).  At the FBI, he was Special Agent-in-Charge of the Las Vegas Division for three years, as well as at bureau offices in Dayton, Ohio and Dallas, Texas, and as an administrator with the FBI Academy in Quantico, Virginia.  A native of Chicago, Illinois, and an Air Force veteran, Mr. Siller holds a Management Degree from DePaul University and is a graduate of the Senior Managers in Government Program, Harvard University, John F. Kennedy School of Government.

Mr. Siller will participate in WMS’ Amended and Restated 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan was previously filed as Annex A to our Proxy Statement as filed with the commission on October 26, 2006.  In connection with his appointment to the Board, Mr. Siller received an option to purchase 25,000 shares of WMS common stock, which option will vest one year from the date of the grant. Mr. Siller will receive an annual director fee of $50,000 and annual fees of $10,000 for serving as a member of the Gaming Compliance Committee and $5,000 for serving as a member of the Nominating and Corporate Governance Committee.  All such fees are payable in monthly installments.

WMS and Mr. Siller also will enter into WMS’ standard form of indemnification agreement for directors and officers, a copy of which has been previously filed as an exhibit to WMS’ Current Report on Form 8-K filed with the Commission on December 15, 2004 and is incorporated herein by reference.

A copy of the press release announcing the increase of the size of the Board and the appointment of Mr. Siller as a director is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated January 7, 2008 Regarding Appointment of a New Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn

Name:Kathleen J. McJohn
Title:Vice President, General Counsel and Secretary

Date: January 9, 2008

Exhibit Index

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated January 7, 2008 Regarding Appointment of a New Director